Exhibit 10.134

AMENDMENT

This Amendment ("Amendment") to the Registration Rights Agreement dated March 28, 2014 (the "Investment Agreement") and subsequent amendment dated May 9th, 2014 between Dutchess Opportunity Fund, II, LP ("Dutchess") and VG Life Sciences, Inc., (the "Company") is made this 4th day of September, 2014.

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the amendments in connection with the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.	Amendment to the Registration Rights Agreement.

a.	The Registration Rights Agreement is hereby amended to DELETE in its entirety Section 2 (a) and contemporaneously the Registration Rights Agreement is hereby amended to INSERT the following paragraph as the amended Section 2 (c):

(a)	Subject to Section 3(g), the Company shall, within thirty (30) days of the Company's clearing all SEC comments related to the Company's Form I 0 filing, file with the SEC the Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the I 933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company will initially register for resale up to 10,000,000 shares of Common Stock, except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness.

2.	No other terms, rights or provisions of the Registration Rights Agreement are or should be considered to have been modified by the terms of this Amendment and each party retains all other rights, obligations, privileges and duties contained in Registration Rights Agreement that correspond respectively to the Registration Rights Agreement including but not limited to the Investment Agreement between the Company and Dutchess.

Agreed and Accepted, and duly authorized to sign, on this 3rd day of September. 2014

By Dutchess:	/s/ Douglas H. Leighton
Douglas H. Leighton, Managing Director

By Company:	/s/ John Tynan
John Tynan, President and Chief Executive Officer